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                                                                     Exhibit 3.1
                            ARTICLES OF AMENDMENT OF
                                DIAGNOSTIC, INC.
               (Name changed herein to LifeCore Biomedical, Inc.)


     I, the undersigned Thomas H. Garrett III, the Secretary of DIAGNOSTIC, Inc., a corporation subject to the provisions of Chapter 302A, Minnesota Statues, known as the Minnesota Business Corporations Act, do hereby certify that the resolution hereinafter set forth was adopted by unanimous written authorization pursuant to Section 302A.441, Minnesota Statutes, effective December 1, 1986 and that the restated articles of incorporation created by such resolution supersede the original articles and all amendments thereto:

     NOW, THEREFORE, BE IT RESOLVED, that the corporation's Articles of Incorporation be, and they hereby are, amended and restated in their entirety to read as follows:

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                DIAGNOSTIC, INC.
               [name changed herein to LifeCore Biomedical, Inc.]

                                       I.

     The name of this corporation is LifeCore Biomedical, Inc.

                                       II.

     The purposes for which this corporation is organized are as follows:

          a.   General business purposes.

          b. To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith, which are not forbidden by the laws under which this corporation is organized, by other laws, or by these Articles of Incorporation.

          c. To carry out the purposes hereinabove set forth in any state, territory, district or possession of the United States, or in any foreign country, to the extent that such purposes are not forbidden by law, and to limit in any certificate for application to do business the purposes or purpose which the corporation proposes to carry on therein to such extent as are not forbidden by law thereof.

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                                      III.

     The duration of this corporation is perpetual.

                                       IV.

     The address of the registered office of this corporation is 315 Twenty-Seventh Avenue Southeast, Minneapolis, Minnesota 55414.

                                       V.

     The authorized capital stock of this corporation shall be Twenty-five Million (25,000,000) shares of common stock of the par value of One Cent ($0.01) per share (the "Common Stock") and Twenty-five Million (25,000,000) shares of preferred stock of the par value of One Dollar ($1.00) per share (the "Preferred Stock"). The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock shall be as follows:

     SECTION 1.  GENERAL.

          (a) No holder of capital stock in the corporation shall be entitled to any cumulative voting rights.

          (b) No holder of capital stock of the corporation shall have any preferential, preemptive or other rights of subscription to any shares of any class of capital stock of the corporation allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the capital stock of the corporation of any class, or any right of subscription to any part thereof.

     SECTION 2. COMMON STOCK. Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article V:

          (a) The holders of the Common Stock shall be entitled to receive when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends, payable either in cash, in property, or in shares of the capital stock of the corporation.

          (b) The Common Stock may be allotted for such consideration and as and when the Board of Directors shall determine, and, under and pursuant to the laws of the State of Minnesota, the Board of Directors shall have the power to fix or alter, from time to time, in respect to shares then unallotted, any or all of the following: the dividend rate, the redemption price, the liquidation price, the conversion rights and the sinking or

                                       2
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     purchase fund rights of shares of any class, or of any series of any class, or the number of shares constituting any series of any class. The Board of Directors shall also have the power to fix the terms, provisions and conditions of options to purchase or subscribe for shares of any class or classes, including the price and conversion basis thereof. The Board of Directors shall also have the power to issue shares of stock of the corporation for assets of other business enterprises, as it may from time to time deem expedient.

     SECTION 3. PREFERRED STOCK. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions providing for the issuance of shares of any particular series and, if and to the extent from time to time required by law, by filing with the Minnesota Secretary of State a statement with respect to the adoption of the resolutions pursuant to the Minnesota Business Corporation Act (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) the distinctive serial designation of such series and the number of shares constituting such series, provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Twenty-five Million (25,000,000);

          (b) the annual dividend rate on shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

          (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (d) the obligation, if any, of the corporation to retire shares of such series pursuant to a sinking fund;

          (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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          (g)  the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;
     and

          (h) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

     The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

                                       VI.

     SECTION 1. The management and conduct of the business and affairs of the corporation shall be vested in a Board of Directors which shall consist of such number of directors, not less than three, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.

     SECTION 2. The Board of Directors shall be divided into three classes, with the term of office of one class expiring each year. Each class of directors shall hold office for a three-year term. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned. All directors shall continue in office until the election and qualification of their respective successors in office. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     SECTION 3. Any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class.

     SECTION 4. The Board of Directors shall have the authority to accept or reject subscriptions for capital stock and may grant options to purchase or subscribe for capital stock. The Board of Directors shall, from time to time, fix ad determine the consideration for which the corporation shall issue and sell its capital stock, and also the dividends to be paid by the corporation upon the capital stock. The Board of Directors shall have authority to fix the terms and conditions of rights to convert any securities of this corporation into shares and to authorize the issuance of such conversion rights.

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     SECTION 5.  The Board of Directors shall have the authority to issue bonds, debentures or other securities convertible into capital stock or other securities of any class, or bearer warrants or other evidences of optional rights to purchase and/or subscribe to capital stock or other securities of any class, upon such terms, in such manner, and under such conditions as may be fixed by resolution of the Board prior to the issue thereof.

     SECTION 6. The Board of Directors shall have the authority to make and alter the Bylaws, subject to the power of the shareholders to change or repeal the Bylaws.

     SECTION 7. A quorum for any meeting of shareholders to transact business of this corporation, except as otherwise specifically provided herein or by law, shall be the presence in person or by proxy of the holders of twenty percent (20%) of the shares of Voting Stock of the corporation outstanding and of record on the record date set for such meeting.

     SECTION 8. Notwithstanding any other provision of these Articles of Incorporation or of law which might otherwise permit a lesser vote or not vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Articles of Incorporation, the affirmative vote of at lest two-third of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, shall be required to alter, amend or repeal this Article VI.

     SECTION 9. The term "Voting Stock" as used in this Article shall mean all authorized and issued capital stock of this corporation entitled to vote generally in the election of directors of the corporation.

                                      VII.

     Any action required or permitted to be taken at a meeting of the Board of Directors of this corporation not needing approval by shareholders under Minnesota Statutes, Chapter 302A, may be taken in written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors of which all such directors were present.

                                      VIII.

     Except as otherwise provided in Article VI, any provisions contained in these Articles of Incorporation may be amended solely the affirmative vote of the holders of a majority of the stock entitled to vote.

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     IN WITNESS WHEREOF, I have subscribed my name this 5th day of December,
1986.


                              /s/ Thomas H. Garrett III
                              -------------------------------------------------
                              Thomas H. Garrett III
                              Secretary



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                            LIFECORE BIOMEDICAL, INC.

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION


     The undersigned President of LifeCore Biomedical, Inc., a Corporation formed pursuant to Minnesota Statutes, in order to amend the Articles of Incorporation of LifeCore Biomedical, Inc. hereby states as follows:

     The following resolution was adopted by action of the shareholders of LifeCore Biomedical, Inc. at the Annual Meeting of Shareholders held on November 12, 1987 in accordance with Minnesota Statutes, Chapters 302A.131 and 302A.437:

          RESOLVED, That Article IX of the Articles of Incorporation of this Corporation be, and it hereby is, adopted to read as follows:

                                   Article IX

     No director of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 and 80A.23 of the Minnesota Statutes; (iv) for any transactions from which the director derived any improper personal benefit; (v) for any act or omission occurring prior to the date when this provision becomes effective.

     The provisions of this Article IX shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article.

     If the Minnesota Statutes hereafter are amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Statutes.

     IN WITNESS WHEREOF, I have hereunder set my hand this 13th day of July
     1988.


                              /s/ James W. Bracke, Ph.D.
                              -------------------------------------------------
                              James W. Bracke, Ph.D.
                              President

                                  ARTICLES OF AMENDMENT
                                            OF
                                ARTICLES OF INCORPORATION
                                            OF
                                LIFECORE BIOMEDICAL, INC.

     I, the undersigned, James W. Bracke, the President of LifeCore Biomedical, Inc., a corporation subject to the provisions of Chapter 302A of the Minnesota Statutes, known as the Minnesota Business Corporation Act, do hereby certify that the resolution hereinafter set forth was duly adopted by the affirmative vote of a majority of the shareholders present and entitled to vote at the Annual Meeting of the Shareholders held on November 14, 1996, pursuant to which the shareholders of the Corporation approved an increase in the number of authorized shares of common stock from 25,000,000 shares to 50,000,000 shares, as follows:

          RESOLVED, that the first sentence of Article V of the Articles of Incorporation of the Company be amended to read as follows:

                                   "ARTICLE V

               The authorized capital stock of this corporation shall be Fifty Million (50,000,000) shares of Common Stock of the par value of One Cent ($.01) per share (the "Common Stock") and Twenty-five Million (25,000,000) shares of preferred stock of the par value of One Dollar ($1.00) per share (the "Preferred Stock")."

     IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of November, 1996.



                                   /s/ James W. Bracke
                                   --------------------------------------------
                                   James W. Bracke, President

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